Exhibit 99.1

News Release
Sunoco Logistics Partners L.P.
1818 Market Street Philadelphia, PA 19103-3615

For further information contact:
Thomas Golembeski (media) 215-977-6298	For release: 5:00 p.m. June 28, 2010
Peter Gvazdauskas (investors) 215-977-6322

No. 15

SUNOCO LOGISTICS PARTNERS L.P. ACQUIRES TEXON’S BUTANE BLENDING

BUSINESS

PHILADELPHIA, June 28, 2010 - Sunoco Logistics Partners L.P. (NYSE: SXL) today announced that it has signed a definitive agreement to acquire a butane blending business from Texon L.P. for $140 million plus inventory. The Partnership expects to fund the acquisition with a $100 million loan from Sunoco, Inc. and borrowings under its revolving credit facility. The transaction is expected to close July 1 and will be immediately accretive.

The business consists of patented technology for sophisticated blending of butane into gasoline, contracts with several large terminal operators currently utilizing the patented technology, butane inventories, and other related assets.

“The addition of the Texon butane blending business will be strategically important to us with the future growth of terminal fuel blending services,” said Lynn L. Elsenhans, Chairman of Sunoco Partners LLC, the Partnership’s general partner. “And it adds attractive immediate and long term accretion for our unitholders.”

Deborah M. Fretz, President and Chief Executive Officer said, “Texon’s proven patented technology for butane blending into gasoline, which Sunoco Logistics has successfully utilized at its terminals, provides terminal operators the opportunity to blend butane into gasoline meeting stringent product quality specifications.”

A conference call will be held on Tuesday, June 29, 2010 at 9:00 a.m. EDT to discuss the transaction. Those wishing to listen can access the call by dialing (USA toll free) 1-888-889-4955; International (USA toll) 1-312-470-0130 and request “Sunoco Logistics Partners’ Conference Call, Passcode: Sunoco Logistics”. This event and supporting slides may also be accessed by a webcast, which will be available at www.sunocologistics.com.

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership formed to acquire, own and operate refined products and crude oil pipelines and terminal facilities. The Refined Products Pipeline System consists of approximately 2,200 miles of refined products pipelines located in the northeast, midwest and southwest United States and interests in four refined products pipelines, consisting of a 9.4 percent interest in Explorer Pipeline Company, a 31.5 percent interest in Wolverine Pipe Line Company, a 12.3 percent interest in West Shore Pipe Line Company and a 14.0 percent interest in Yellowstone Pipe Line

Company. The Terminal Facilities consist of approximately 10 million shell barrels of refined products terminal capacity and approximately 23 million shell barrels of crude oil terminal capacity (including approximately 20 million shell barrels of capacity at the Texas Gulf Coast Nederland Terminal). The Crude Oil Pipeline System consists of approximately 3,850 miles of crude oil pipelines, located principally in Oklahoma and Texas, a 55.3 percent interest in Mid-Valley Pipeline Company and a 43.8 percent interest in the West Texas Gulf Pipe Line Company.

Portions of this document constitute forward-looking statements as defined by federal law. Although Sunoco Logistics Partners L.P. believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership’s business prospects and performance causing actual results to differ from those discussed in the foregoing news release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transaction described in the foregoing news release will be cash flow accretive; increased competition; changes in demand for crude oil and refined products that we store and distribute; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership’s Form 10-K filed with the Securities and Exchange Commission on February 23, 2010. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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